EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21277, 33-57898 and 33-91712 on Form S-8 of our report dated June 6, 2005, appearing in this Annual Report on Form 11-K of Snap-on Incorporated 401(k) Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 27, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21277, 33-57898 and 33-91712 on Form S-8 of our report dated June 6, 2005, appearing in this Annual Report on Form 11-K of Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

June 27, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-21277, 33-57898 and 33-91712 on Form S-8 of our report dated June 6, 2005, appearing in this Annual Report on Form 11-K of Snap-on Incorporated 401(k) Savings Plan for Subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

June 27, 2005